EXHIBIT 32

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of shares of common stock, $0.0001 par value per share, of NextDecade Corporation is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.  This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The execution and filing of this agreement shall not be construed as an admission that the undersigned are a group, or have agreed to act as a group.

Dated: October 6, 2023	Halcyon Mount Bonnell Fund LP

By: Bardin Hill Investment Partners LP, its Manager

/s/ Suzanne McDermott	/s/ John Freese
Name: Suzanne McDermott	Name: John Freese
Title: Chief Compliance Officer	Title: General Counsel

Date	October 6, 2023	Date	October 6, 2023

Bardin Hill Fund GP LLC

/s/ Suzanne McDermott	/s/ John Freese
Name: Suzanne McDermott	Name: John Freese
Title: Chief Compliance Officer	Title: General Counsel

Date	October 6, 2023	Date	October 6, 2023

HCN LP
By: Bardin Hill Investment Partners LP, its Manager

/s/ Suzanne McDermott	/s/ John Freese
Name: Suzanne McDermott	Name: John Freese
Title: Chief Compliance Officer	Title: General Counsel

Date	October 6, 2023	Date	October 6, 2023

HCN GP LLC

/s/ Suzanne McDermott	/s/ John Freese
Name: Suzanne McDermott	Name: John Freese
Title: Chief Compliance Officer	Title: General Counsel

Date	October 6, 2023	Date	October 6, 2023

Halcyon Energy, Power and Infrastructure Capital Holdings LLC
By: Bardin Hill Investment Partners LP, its Manager

/s/ Suzanne McDermott	/s/ John Freese
Name: Suzanne McDermott	Name: John Freese
Title: Chief Compliance Officer	Title: General Counsel

Date	October 6, 2023	Date	October 6, 2023

First Series of HDML Fund I LLC
By: Bardin Hill Investment Partners LP, its Manager

/s/ Suzanne McDermott	/s/ John Freese
Name: Suzanne McDermott	Name: John Freese
Title: Chief Compliance Officer	Title: General Counsel

Date	October 6, 2023	Date	October 6, 2023

Bardin Hill Event-Driven Master Fund LP
By: Bardin Hill Fund GP LLC, its General Partner

/s/ Suzanne McDermott	/s/ John Freese
Name: Suzanne McDermott	Name: John Freese
Title: Chief Compliance Officer	Title: General Counsel

Date	October 6, 2023	Date	October 6, 2023

Bardin Hill Investment Partners LP

/s/ Suzanne McDermott	/s/ John Freese
Name: Suzanne McDermott	Name: John Freese
Title: Chief Compliance Officer	Title: General Counsel

Date	October 6, 2023	Date	October 6, 2023

/s/ Avinash Kripalani
Name: Avinash Kripalani

Date	October 6, 2023

/s/ Jason Dillow
Name: Jason Dillow

Date	October 6, 2023

/s/ Kevah Konner
Name: Kevah Konner

Date	October 6, 2023

/s/ John Greene
Name: John Greene

Date	October 6, 2023

/s/ Pratik Desai
Name: Pratik Desai

Date	October 6, 2023